EXHIBIT 10.6- Consulting Agreement

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT dated this 24th day of April, 2017

BETWEEN:

SP Group (Europe) AG

Mühlebachstr. 2

8008 Zürich

(the “Company”)

OF THE FIRST PART

- AND -

Sustainable Petroleum Group Inc.

2316 Pine Ridge Road

383 Naples, FL, 34109

(the “Consultant”)

OF THE SECOND PART

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

Commencement Date and Term

1.	The Consultant will commence obligations with the Company on the 1st day of May, 2017 (the “Commencement Date”).

2.	Subject to termination as provided in this Agreement, the Consultant’s position is a 3 year term ending on 2nd day of May, 2020.

General Duties of the Consultant

-	Advisory and consulting services

Consultant Compensation

3.	Compensation paid to the Consultant for the services rendered by the Consultant as required by this Agreement (the “Compensation”) will be $5,000.00 USD per month for the first year, $10,000 USD per month in the second year and $15,000 USD per month in the third year.

4.	This Compensation will be payable on the 1st day of each month while this Agreement is in force.

Termination of Employment

5.	If the Consultant wishes to terminate this Contract with the Company, the Consultant will provide the Company with the greater of four (4) weeks and the minimum required by law.

6.	The Termination Date specified by either the Consultant or the Company may expire on any day of the month and upon the Termination Date the Company will forthwith pay to the Consultant any outstanding portion of the contract owing, calculated to the Termination Date.

7.	Once notice has been given by either party for any reason, the Consultant and the Company agree to execute their duties and obligations under this Agreement diligently and in good faith through to the end of the notice period. The Company may not make any changes to Consultancy fees or any other term or condition of this Agreement between the time termination notice is given through to the end of the notice period.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 24th day of April, 2017.

COMPANY:
SP Group (Europe) AG

Per:	/s/ Christopher Grunder
Christopher Grunder, CEO

CONSULTANT:

Sustainable Petroleum Group Inc.

Per:	/s/ Christian Winenried
Christian Winzenried, CEO